UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2010

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K filed on June 16, 2010, Lionbridge Technologies, Inc. ("Lionbridge") reported that on June 14, 2010, Lionbridge the Nominating and Compensation Committee of its Board of Directors approved and granted to each Executive Officer a special long-term performance based stock incentive award (the "LTIP") under the Corporation’s 2005 Stock Incentive Plan. Pursuant to the terms of the LTIP, restrictions with respect to the stock will lapse upon the achievement of profitability targets within the three calendar years from and including the year of grant. If the targets are not achieved, the shares will be forfeited by the officer. The Committee developed the LTIP in consultation with its independent compensation consultant. The LTIP is intended to provide an incentive for achievement of long-term and sustained profitability growth and an effective retention vehicle for key leaders of Lionbridge whose contributions are essential toward achieving the long-term objectives.
The form of LTIP Award Agreement attached to this Form 8-K/A is as attached as Exhibit 10.1 to this Form 8-K and the description of such terms contained in such Award Agreement are incorporated by reference herein, and supersedes and replaces the form of LTIP Award Agreement attached to the Form 8-K on June 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

June 18, 2010	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Form of LTIP RSA Agreement